SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 22, 2010

000-24478	38-3073622
(Commission File No.)	(IRS Employer Identification No.)
DEARBORN BANCORP, INC.
(Exact name of registrant as specified in its charter)
1360 Porter Street, Dearborn, MI
(Address of Principal Executive Offices)
48124
(Zip Code)
(313) 565-5700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Fidelity Bank (the “Bank”), a wholly owned subsidiary of Dearborn Bancorp, Inc. (the “Company”), announces that it has negotiated and agreed to the issuance of a Consent Order (the “Order”) which becomes effective February 22, 2010. The Order was issued jointly by the Federal Deposit Insurance Corporation (“FDIC”) and the Office of Financial and Insurance Regulation for the State of Michigan (“OFIR”) with the concurrence of the Management and Board of Directors of the Bank.
Within the Order, the Bank agrees to make improvements to its financial condition, capital, asset quality and operating policies. The Bank has already completed many of the requirements of the Order and is in the process of taking action on the remaining items, however, there is no assurance that full compliance will be achieved within the timeframes specified by the Order.
The foregoing description is only a summary of the material items of the Order and is qualified in its entirety by reference to the Order. The Company and Bank expect that the FDIC will make a copy of the Order available on the FDIC’s website at www.fdic.gov. The contents of the FDIC website are not incorporated by reference into this filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dearborn Bancorp, Inc.
(Registrant)
/s/ Jeffrey L. Karafa

Jeffrey L. Karafa
Treasurer and Chief Financial Officer
Date: February 22, 2010